Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER 2018 RESULTS

AND DECLARES QUARTERLY DIVIDEND

Total Sales increased 5.5%; Comparable Store Sales up 2.1%

SAVANNAH, GA (May 23, 2018) — Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited results for the first quarter of fiscal 2018.

Financial Highlights — First quarter ended May 5, 2018

Total sales in the first quarter ended May 5, 2018 increased 5.5% to $211.0 million compared with $200.0 million in the first quarter ended April 29, 2017.  Comparable store sales increased 2.1%, comparing the 13 weeks ended May 5, 2018 with the 13 weeks ended May 6, 2017.

Net income in the first quarter of 2018 was $11.3 million, compared with net income in last year’s first quarter of $8.9 million on a GAAP basis, or $10.0 million when adjusted for proxy contest-related expenses*.  Earnings per diluted share in this year’s first quarter were $0.83, compared with earnings per diluted share in the first quarter of 2017 of $0.60 on a GAAP basis, or $0.68 when adjusted for proxy contest-related expenses*.

Bruce Smith, President and Chief Executive Officer, commented, “We are very pleased with the 22% increase in adjusted earnings per share in the first quarter which reflected solid top-line growth, as well as benefits from a lower income tax rate due to the enactment of the Tax Cuts and Jobs Act, and a lower share count resulting from share repurchases since last year’s first quarter under the Company’s expanded capital return program.”

Smith further noted, “Within the quarter, comparable store sales fluctuated somewhat due to an earlier Easter and a later start to spring.  However, by the end of the quarter, we were pleased with the results, and we are now excited with our early second quarter sales, as the later spring is driving sales of warm-weather merchandise.  As we enter the second quarter, our sales momentum continues, with comparable store sales increasing 10% thus far in the fiscal month of May.”

During the first quarter, the Company opened five new stores, expanded one store and closed one store.

Guidance

The Company reaffirmed its previous guidance of earnings per diluted share in the range of $1.55 to $1.70 for fiscal 2018.

Capital Return Program

The Company announced that its Board of Directors has declared a quarterly dividend of $0.08 per common share, payable on June 19, 2018, to shareholders of record as of the close of business on June 5, 2018.

During the first quarter of 2018, the Company repurchased 86,000 shares of its common stock at an aggregate cost of $2.7 million.  At May 5, 2018, $22.3 million remained available under the existing stock repurchase authorization.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (303) 223-4360.  A replay of the conference call will be available until May 30, 2018, by dialing (402) 977-9140 and entering the passcode, 21888546.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, in the Investor Relations section, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 553 stores located in 31 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

*Non-GAAP Financial Measures

The non-GAAP financial measures are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2018.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith
President and Chief Executive Officer
(912) 443-2075

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	May 5, 2018	April 29, 2017
	(unaudited)	(unaudited)
Net sales	$211,032	$199,955

Cost of sales (exclusive of depreciation shown separately below)	(129,413)	(122,390)
Selling, general and administrative expenses	(63,005)	(60,487)
Depreciation	(4,974)	(4,298)
Income from operations	13,640	12,780
Interest income	295	186
Interest expense	(37)	(37)
Income before income taxes	13,898	12,929
Income tax expense	(2,601)	(4,039)
Net income	$11,297	$8,890

Basic net income per common share	$0.83	$0.60
Diluted net income per common share	$0.83	$0.60

Weighted average shares used to compute basic net income per share	13,578	14,719
Weighted average shares used to compute diluted net income per share	13,631	14,780

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	May 5, 2018	April 29, 2017
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$53,978	$73,037
Short-term investment securities	33,504	34,189
Inventory	125,331	124,533
Prepaid and other current assets	16,372	13,853
Property and equipment, net	59,156	61,152
Long-term investment securities	21,707	25,914
Other noncurrent assets	6,203	7,753
Total assets	$316,251	$340,431

Liabilities and Stockholders’ Equity:
Accounts payable	$63,814	$71,465
Accrued liabilities	21,971	27,530
Other current liabilities	5,530	2,147
Noncurrent liabilities	8,325	8,260
Total liabilities	99,640	109,402

Total stockholders’ equity	216,611	231,029
Total liabilities and stockholders’ equity	$316,251	$340,431

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for proxy contest expenses and earnings per diluted share adjusted for proxy contest expenses for the thirteen weeks ended April 29, 2017.  The Company believes that excluding proxy contest expenses and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future.  This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended April 29, 2017
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$199,955	$—	$199,955

Cost of sales (exclusive of depreciation shown separately below)	(122,390)	—	(122,390)
Selling, general and administrative expenses	(60,487)	1,590	(58,897)
Depreciation	(4,298)	—	(4,298)
Income from operations	12,780	1,590	14,370
Interest income	186	—	186
Interest expense	(37)	—	(37)
Income before income taxes	12,929	1,590	14,519
Income tax expense	(4,039)	(497)	(4,536)
Net income	$8,890	$1,093	$9,983

Basic net income per common share	$0.60		$0.68
Diluted net income per common share	$0.60		$0.68

Weighted average shares used to compute basic net income per share	14,719		14,719
Weighted average shares used to compute diluted net income per share	14,780		14,780

(1)  Proxy contest expenses and related tax effects